UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FTD GROUP, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Contact Information:    FTD Group, Inc.

Jandy Tomy

Investor Relations

(630) 724-6984

jtomy@ftdi.com

FOR IMMEDIATE RELEASE

FTD GROUP, INC. ANNOUNCES DATE OF SPECIAL MEETING

DOWNERS GROVE, IL., Wednesday, July 23, 2008 – FTD Group, Inc. (NYSE: FTD), a leading international provider of floral related products and services, today announced that it will hold a special meeting of stockholders on Monday, August 25, 2008 at 10:00 a.m., local time, at its principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515.  The purpose of the meeting is to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 30, 2008, by and among FTD, United Online, Inc. and UNOLA Corp., as amended (Agreement and Plan of Merger).  Stockholders of record as of the close of business on July 21, 2008 are entitled to notice of and to vote at the meeting.

The proposed transaction, which has been approved by FTD’s Board of Directors, is subject to the satisfaction of the conditions set forth in the Agreement and Plan of Merger.

Additional Information and Where You Can Find It

United Online has filed with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 (Registration No. 333-151998) containing a prospectus/proxy statement in connection with the proposed transaction.  The definitive proxy statement/prospectus will be mailed to the stockholders of FTD.  Investors and stockholders are urged to read the proxy statement/prospectus and Registration Statement, and any and all amendments or supplements thereto, which contain important information about the proposed transaction. Investors and stockholders may obtain a free copy of the proxy statement/prospectus and Registration Statement, as well as other documents filed by United Online and FTD with the SEC, at the SEC’s website at www.sec.gov.  Investors and stockholders may also obtain a free copy of the proxy statement/prospectus and Registration Statement and the respective filings with the SEC directly from FTD by directing a request to Jandy Tomy at (630) 724-6984 and directly from United Online by directing a request to Erik Randerson at (818) 287-3350. Investors and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Each of the companies’ directors and executive officers and other persons may be deemed, under SEC rules, to be participating in the solicitation of proxies in connection with the proposed transaction. Information regarding United Online’s directors and officers can be found in its proxy statement filed with the SEC on April 29, 2008, and information regarding FTD’s directors and officers can be found in its proxy statement filed with the SEC on October 11, 2007. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interest in the transaction, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

About FTD Group, Inc.

FTD Group, Inc. is a leading provider of floral related products and services to consumers and retail florists, as well as other retail locations offering floral products, in the U.S., Canada, the U.K. and the Republic of Ireland. The business utilizes the highly recognized FTD and Interflora brands, both supported by the Mercury Man logo, which is displayed in approximately 45,000 floral shops worldwide. The consumer businesses operate primarily through the www.ftd.com  Web site in the U.S. and Canada and the www.interflora.co.uk Web site in the U.K. and are complemented by the florist businesses which provide products and services to FTD’s independent members.

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